                                                                   Exhibit 4.8


             THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OR CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED ABSENT (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, (II) AN OPINION OF COUNSEL THAT NO SUCH REGISTRATION OR QUALIFICATION IS REQUIRED, (III) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR
             (IV) AN EXEMPTION ESTABLISHED TO THE SATISFACTION OF THE ISSUER FROM SUCH REGISTRATION AND QUALIFICATION.


                                  e-MedSoft.com

              WARRANT TO PURCHASE 1,000,000 SHARES OF COMMON STOCK

         e-MedSoft.com, a Nevada corporation (the "COMPANY"), hereby certifies that, for value received, MPP Holdings, LLC ("HOLDER"), or registered assigns, is the registered holder of warrants (the "WARRANTS") to subscribe for and purchase 1,000,000 shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 4 hereof, the "WARRANT SHARES") of the Company, at a purchase price per share of Eighty Cents ($.80)(as adjusted pursuant to Section 4 hereof, the "WARRANT PRICE"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein: (a) the term "COMMON STOCK" means the Company's presently authorized Common Stock, $.001 par value per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged and (b) the term "DATE OF GRANT" means July 20, 2001.

         1. TERM. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time following the EARLIER of the date of (x) consummation of the merger between Chartwell Diversified Services, Inc. and CDS Acquisition Corporation pursuant to that certain Amended and Restated Agreement and Plan of Merger and Reorganization dated as of June 4, 2001, as such may be modified, amended, or superseded by another agreement among the parties or their affiliates (the "MERGER AGREEMENT"), (y) termination of the Merger Agreement or (z) filing of any complaint with any court, regulatory agency or body challenging the issuance or validity of this Warrant or seeking to enjoin the exercise of any rights hereunder, through and including the close of business on July 20, 2006 (the "EXPIRATION DATE"); PROVIDED, HOWEVER, that in the event that any portion of this Warrant is unexercised as of the Expiration Date, the terms of Section 2(b) hereof shall apply.

         2. EXERCISE.

            a. METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT. Subject to
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as EXHIBIT A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the Warrant Price multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock are issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within 30 days after such exercise and, unless this Warrant has been fully exercised (including, without limitation, exercise pursuant to Section 2(b) hereof), a new Warrant representing, the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such 30-day period.

            b. AUTOMATIC EXERCISE. In the event that any portion of this Warrant is unexercised as of the Expiration Date, this Warrant shall be deemed to have been exercised automatically immediately prior to the close of business on the Expiration Date (or, in the event that the Expiration Date is not a business day, the immediately preceding business day) (the "AUTOMATIC EXERCISE DATE"), and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such Automatic Exercise Date. This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date, by virtue of this Section 2(b) and without any action by the holder of this Warrant or any other person, and payment to the Company of the Warrant Price multiplied by the number of Warrant Shares then being purchased shall be deemed to be made pursuant to the terms of Section 9.2 hereof (without payment by the holder of any exercise price or any cash or other consideration). As promptly as practicable on or after the Automatic Exercise Date and in any event within 30 days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise.

         3. STOCK FULLY PAID; RESERVATION OF SHARES. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens, charges and pre-emptive rights with respect to the issue thereof. The Company shall pay all transfer taxes, if any, attributable to the issuance of the Warrant Shares upon the exercise of this Warrant. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

         4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            a. RECLASSIFICATION. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or conversion by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes and conversions.

            b. SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

            c. STOCK DIVIDENDS AND OTHER DISTRIBUTIONS. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Section 4(a) or Section 4(b) hereof) of Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the then applicable Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

            d. RIGHTS OFFERINGS. If the Company shall, at any time after the Date of Grant, issue rights, options or warrants to any person or persons who are at the time of such issuance the holders of equity securities of the Company entitling them to purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share of Common Stock as determined in accordance with Section 4(i) hereof (or having a conversion or exchange price per share of Common Stock, if a security convertible or exchangeable into Common Stock) that is less than the fair market value per share of Common Stock on the record date for such issuance (or the date of issuance, if there is no record date), the Warrant Price to be in effect on and after such record date (or issuance date, as the case may be) shall be determined by multiplying the then applicable Warrant Price in effect immediately prior to such record date (or issuance date, as the case may be) by a fraction (x) the numerator of which shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of shares of Common Stock which the aggregate purchase price of the total number of shares of such Common Stock so to be issued (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such fair market value on such record date (or issuance date, as the case may be) and (y) the denominator of which shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially exchangeable or convertible). In case such purchase price may be paid in part or in whole in a form other than cash, the fair market value of such consideration shall be determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, PROVIDED, that in the event the Board of Directors is unable to make such a determination, then the fair market value of such consideration shall be determined in the same manner as a Valuation under Section 4(i) hereof. Such adjustment shall be made successively whenever such an issuance occurs; and in the event that such rights, options, warrants, or convertible or exchangeable securities are not so issued or expire or cease to be convertible or exchangeable before they are exercised, converted or exchanged (as the case may be), then the Warrant Price shall again be adjusted to be the Warrant Price that would then be in effect if such issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment is made.

            e. SPECIAL DISTRIBUTIONS. In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) or evidences of indebtedness or assets (other than dividends and distributions referred to in Section 4(b) or Section 4(c) above and other than cash dividends) or of subscription rights options, warrants, or exchangeable or convertible securities containing the right to subscribe for or purchase shares of any class of equity securities of the Company (excluding those referred to in Section 4(d) above), the Warrant Price to be in effect on and after such record date shall be adjusted by multiplying the then applicable Warrant Price in effect immediately prior to such record date by a fraction (x) the numerator of which shall be the fair market value per share of Common Stock on such record date, less the fair value (as determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options, warrants or exchangeable or convertible securities applicable to one share of the Common Stock outstanding as of such record date, PROVIDED, that in the event the Board of Directors is unable to make such a determination, then the fair value of such consideration shall be determined in the same manner as a Valuation under Section 4(i) hereof, and (y) the denominator of which shall be such fair market value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment was made.

            f. OTHER ISSUANCES OF SECURITIES. In case the Company shall at any time after the Date of Grant issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants, or convertible or exchangeable securities described in
Section 10(f) or 10(g) hereof outstanding on the Date of Grant, or issued in any of the transactions described in Section 4(b), 4(c), 4(d) or 4(e) above, (ii) shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities and (iii) this Warrant and any shares issued upon exercise hereof) at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities by dividing (w) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities plus the total minimum consideration payable to the Company upon exercise, conversion or exchange thereof by (x) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) that is less than the fair market value per share of Common Stock (determined in accordance with Section 4(i) below) on the date the Company fixes the offering price of such shares, rights, options, warrants or convertible or exchangeable securities, then the then applicable Warrant Price shall be adjusted so as to equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction (y) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such fair market value per share, and
(z) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 4(f), the Board of Directors of the Company shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, PROVIDED, that in the event the Board of Directors is unable to make such a determination, then the fair value of such consideration shall be determined in the same manner as a Valuation under Section 4(i) below. In case the Company shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 4(f), the Board of Directors of the Company shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit, PROVIDED, that in the event the Board of Directors is unable to make such a determination, then the fair value of such consideration shall be determined in the same manner as a Valuation under Section 4(i) below. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted or exchanged (as the case may be), then the Warrant Price shall again be adjusted to the Warrant Price that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of the Warrant prior to the date such subsequent adjustment is made.

            g. If any consolidation or merger or amalgamation of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, amalgamation or sale, either:

                  (x) lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable in such transaction with respect to or in exchange for a number of outstanding Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, amalgamation or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustment of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof; or

                  (y) if such reorganization, reclassification, consolidation, merger, amalgamation or sale results in the occurrence of a Change of Control prior to completion of a Qualified Public Offering, the Warrant Price shall, effective as of the effective date of such Change of Control, be One Cent ($.01) per share; provided, however, this provision shall not apply to the Merger contemplated in the Merger Agreement.

            The Company shall not effect any such consolidation, merger, amalgamation or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or amalgamation or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to the registered holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

            For purposes of this Section 4(g), the term "QUALIFIED PUBLIC OFFERING" means an underwritten public offering of Common Stock for gross proceeds to the Company of at least $25 million, and the term "CHANGE OF CONTROL" means acquisition by any person or group of outstanding voting shares of the Company sufficient to enable the acquiring person or group, directly or indirectly and individually or in association with others, to exercise a majority of all the voting power of the corporation in the election of directors.

            h. ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price (except as effected by clause (y) of Section 4(g) hereof), the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the then applicable Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price in effect immediately thereafter.

            i. DETERMINATION OF FAIR MARKET VALUE. For purposes of this Section 4, "FAIR MARKET VALUE" of a share of Common Stock as of a particular date (the "DETERMINATION DATE") shall mean (i) if shares of Common Stock are traded on a national securities exchange (an "EXCHANGE"), the weighted average of the closing prices of a share of the Common Stock of the Company on the last five trading days prior to the Determination Date reported on such Exchange as reported in THE WALL STREET JOURNAL, (ii) if shares of Common Stock are not traded on an Exchange but trade in the over-the-counter market and such shares are quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), (A) the average of the last sale prices reported on NASDAQ or (B) if such shares are an issue for which last sale prices are not reported on NASDAQ, the average of the closing bid and ask prices, in each case, on the last five trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation) prior to the Determination Date as reported in THE WALL STREET JOURNAL or (iii) if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors of the Company, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. If the Board of Directors of the Company is unable to determine any Valuation (as defined below), then the Company shall select an investment banking firm of national reputation which has not had a material relationship with the Company or any officer of the Company within the preceding two years to determine such Valuation. Such investment banking firm's determination of such Valuation shall be final, binding and conclusive on the Company and the holder hereof. All costs and fees of such investment banking firm shall be borne by the Company. For purposes of this Section 4(i), the term "VALUATION" shall mean the determination, to be made initially by the Board of Directors of the Company, of the fair market value per share of Common Stock pursuant to clause (iii) above.

         5. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 5 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment which shall be mailed (without regard to Section 12 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

         6. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value (as determined in accordance with Section 4(i) hereof) of a share of Common Stock on the date of exercise.

         7. COMPLIANCE WITH SECURITIES ACT; DISPOSITION OF WARRANT OR WARRANT SHARES.

            a. COMPLIANCE WITH SECURITIES ACT. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise or conversion hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "ACT"). Upon exercise of this Warrant and if the shares of Common Stock acquired upon such exercise cannot then be sold pursuant to Rule 144 or an effective Registration Statement, the holder hereof shall confirm in writing, by executing, the form attached as Schedule 1 to Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise or conversion of this Warrant (unless registered by the Act) shall be stamped or imprinted with a legend in substantially the following form:

            "THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OR CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED ABSENT (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, (ii) AN OPINION OF COUNSEL THAT NO SUCH REGISTRATION OR QUALIFICATION IS REQUIRED, (iii) A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR (iv) AN EXEMPTION ESTABLISHED TO THE SATISFACTION OF THE ISSUER FROM SUCH REGISTRATION AND QUALIFICATION."

            b. DISPOSITION OF WARRANT OR WARRANT SHARES. With respect to any offer, sale or other disposition of this Warrant, or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the Holder and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such Warrant Shares and indicating whether or not under the Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) hereof that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made. The foregoing notwithstanding, this Warrant or such Warrant Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 and 144A under the Act, PROVIDED that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 and 144A have been satisfied. Each certificate representing this Warrant or the Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Company may stop transfer on its corporate books, in connection with such restrictions.

         8. RIGHTS AS STOCKHOLDERS; INFORMATION. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The foregoing notwithstanding, the Company shall transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to stockholders.

         9. ADDITIONAL RIGHTS.

            9.1 NOTICE OF SALE. In the event that the Company undertakes to effect any consolidation or merger or amalgamation of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, the Company shall use its best efforts to provide to the holder of this Warrant at least 30 days' notice of the terms and conditions of the proposed transaction. The Company shall cooperate with the holder in consummating the sale of this Warrant in connection with any such transaction.

            9.2 RIGHT TO CONVERT WARRANT INTO COMMON STOCK; NET ISSUANCE.

            a. RIGHT TO CONVERT. In addition to and without limiting the rights of a holder of this Warrant under the terms hereof, a holder shall have the right to convert this Warrant or any portion thereof (the "CONVERSION RIGHT") into shares of Common Stock as provided in this Section 9.2 at any time or from time to time during the period during which this Warrant is exercisable pursuant to the terms hereof. Upon exercise of the Conversion Right with respect to all or a specified portion of shares subject to this Warrant (the "CONVERTED WARRANT SHARES"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in Section 9.2(b) below), which value shall be equal to (A) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date less (B) the aggregate of the Warrant Price applicable to the Converted Warrant Shares immediately prior to the exercise of the Conversion Right by (y) the fair market value of one share of Common Stock on the Conversion Date. Expressed as a formula, such conversion shall be computed as follows:

                  X=   A-B
                       ---
                        Y

         Where:   X=   the number of shares of Common Stock that may be issued
                       to the holder

                  Y=   the fair market value (FMV) of one share of Common
                       Stock

                  A=   the aggregate FMV (I.E., FMV x Converted Warrant Shares)

                  B= the aggregate Warrant Price (I.E., Converted Warrant Shares x Warrant Price)

No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date. For purposes of Section 9(a), shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

            b. METHOD OF EXERCISE. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 9.2(a) hereof as the Converted Warrant Shares), and the Warrant Price applicable thereto, in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "CONVERSION DATE"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within 30 days following the Conversion Date.

            c. DETERMINATION OF FAIR MARKET VALUE. For purposes of this Section 9.2, the "fair market value" of a share of Common Stock shall have the meaning set forth in Section 4(i) above.

         10. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the original and each subsequent holder of this Warrant as follows:

            a. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

            b. The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

            c. The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the articles of incorporation of the Company, as amended to the Date of Grant (as so amended, the "CHARTER"), a true and complete copy of which has been delivered to the original holder of this Warrant.

            d. The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Charter or bylaws of the Company, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

            e. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

            f. The authorized capital stock of the Company and the capital stock issued and outstanding, or reserved for issuance, are as set forth in the Company's filings with the Securities and Exchange Commission or in writings delivered prior to original issuance of this Warrant to the original holder hereof. All the outstanding shares have been, and, when issued upon exercise or conversion of this Warrant, all the Warrant Shares will be, validly issued fully paid and non-assessable shares free of preemptive rights.

            g. Except as set forth in the Company's public filings, there are no subscriptions, rights, options, warrants, or calls relating to any shares of the Company's capital stock, including any right of conversion or exchange under any outstanding security or other instrument.

            h. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock.

            i. The Company has been advised by Manatt, Phelps & Phillips, LLP ("Manatt"), its legal counsel, and an affiliate of Holder that the Company should consult with other, independent legal counsel concerning the issuance, terms and conditions of this Warrant. The Company also acknowledges that Manatt has disclosed the issuance and retention of this Warrant, and exercise of this Warrant, create a potential conflict of interest with the Company. The Company further acknowledges that it has consulted with other legal counsel regarding this Warrant, and is entering into this Warrant only after having received advice on this issue.

            j. The Company acknowledges that neither Manatt nor any person purporting to speak on its behalf has threatened, directly or indirectly, to cease the performance of legal services to the Company, or has otherwise taken any action adverse to the Company, or has refrained from taking any action in its capacity as legal counsel to the Company, if Holder, Manatt or any agent of either is not granted this Warrant.

            k. The Company understands that this Warrant could represent significant financial value during its term and that the partners of Manatt who are also members of Holder could receive the full benefit of such increase in financial value. The Company further acknowledges that such increase in financial value in the future could be viewed as exhorbidant, excessive, or unreasonable when compared solely to the value of legal services rendered by Manatt during the past 12 months measured solely by the product of: (x) the time spent by lawyers rendering services to the Company and (y) the hourly rate of such lawyers. The Company specifically represents, with the intention of having Manatt rely thereon in entering into this Warrant, that it considers any such financial value to be reasonable compensation for the financial risk Manatt has been and is subject to in light of the Company's precarious financial position on the date of issuance and for the significant value Manatt has rendered to the Company prior to the date hereof. The Company waives and agrees to refrain from alleging that the value of this Warrant at any time constitutes unreasonable compensation to Manatt or its partners for services it has rendered through the date of issuance.

            l. The Company understands and agrees that neither issuance of this Warrant by the Company nor acceptance by Holder is intended to nor should it be construed as waiving, modifying, suspending, or satisfying the Company's obligation to pay Manatt on a current basis for legal services previously rendered or to be rendered to the Company by Manatt. This Warrant is intended to be in addition to any compensation paid and owing to Manatt for legal services. The Company agrees that consistent with its ethical obligations to the Company as a client as specified in the California Rules of Professional Conduct related to withdrawal of representation, Manatt reserves the right at any time to cease rendering legal services to the Company and withdrawing as its legal counsel at any time if Company does not pay Manatt on a current basis for legal services previously or currently rendered or to be rendered in the future.

         11. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         12. NOTICES. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day after delivery to Federal Express or similar overnight courier or (iii) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to each such holder at its address as shown on the books of the Company or to the Company at the address of its principal executive office. Any party hereto may change its address for purposes of this Section 12 by giving the other party written notice of the new address in the manner set forth herein.

         13. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company shall, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; PROVIDED, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

         14. LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         15. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

         16. GOVERNING LAW AND VENUE. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of

California, without regard to said state's rules concerning conflicts of laws. Any dispute hereunder shall be arbitrated in Los Angeles, California. Should suit be brought to enforce this Warrant, the prevailing party shall be entitled to recover from the other reimbursement for reasonable attorneys' fees. The Company and the holder hereof hereby waive a trial by jury. Any dispute arising from the interpretation, validity or performance of this Warrant or any of its terms and provisions shall be submitted to binding arbitration under the rules of the National Association of Securities Dealers to be conducted in Los Angeles, California.

         17. SURVIVAL OF REPRESENTATIONS; WARRANTIES AND AGREEMENTS. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

         18. REMEDIES. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holder hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

         19. ACCEPTANCE. Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

         20. NO IMPAIRMENT OF RIGHTS. The Company shall not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against material impairment. Specifically, from the Date of Grant, the Company shall not amend its Charter to create any new class or series of shares having rights or preferences prior and superior to or in parity with the Warrant Shares or increase the rights and preferences or the number of authorized shares of a class or series having rights and preferences prior or superior to the Warrant Shares without the prior written consent of the holder hereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

                                            e-MedSoft.com


                                            By:
                                                --------------------------------
                                                John F. Andrews
                                                Chief Executive Officer


Dated as of _________________, 2001

                                    EXHIBIT A

                               NOTICE OF EXERCISE

To: e-MedSoft.com:

         1. The undersigned hereby elects to purchase __________ shares of Common Stock of e-MedSoft.com, Inc., pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price of such shares in full.

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned (or in such other name or names as are specified below):


                           ------------------------------
                           (Name)


                           ------------------------------

                           ------------------------------
                                    (Address)

         3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.


                           ------------------------------
                                    (Signature)


-------------------------
         (Date)

                                   SCHEDULE I

                       INVESTMENT REPRESENTATION STATEMENT

Purchaser:

Company  e-MedSoft.com

Security Common Stock

Amount:

Date:

         In connection with the purchase of the above-listed securities (the "REGISTRABLE SECURITIES"), the undersigned (the "PURCHASER") represents to the Company as follows:

                  (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Registrable Securities. The Purchaser is purchasing the Registrable Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Registrable Securities Act of 1933, as amended (the "ACT").

                  (b) The Purchaser understands that the Registrable Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Registrable Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Registrable Securities for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Registrable Securities, or for a period of one year or any other fixed period in the future.

                  (c) The Purchaser further understands that the Registrable Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Registrable Securities will be imprinted with the legend referred to in the Warrant under which the Registrable Securities are being purchased.

                  (d) The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three-month-period not exceeding the specified limitations stated therein.

                  (e) The Purchaser further understands that at the time it wishes to sell the Registrable Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Registrable Securities under Rule 144 and 144A even if the one-year minimum holding period had been satisfied.

                  (f) The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering, and otherwise than pursuant to Rule 144 will have a substantial burden or proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                   Purchaser:


                                   ------------------------------

                                   Date:
                                         ------------------------



                                       ii